Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 24, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Donaldson Company, Inc., which appears in Donaldson Company, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2010.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
November 19, 2010